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                                                                     EXHIBIT 5.1

                                        Sears Tower, Suite 5800
                                        233 S. Wacker Dr.
                                        Chicago, Illinois  60606
                                        Tel: (312) 876-7700  Fax: (312) 993-9767
                                        www.lw.com
(LATHAM & WATKINS LLP LOGO)
                                        FIRM / AFFILIATE OFFICES
                                        Boston        New York
                                        Brussels      Northern Virginia
                                        Chicago       Orange County
OCTOBER 18, 2005                        Frankfurt     Paris
                                        Hamburg       San Diego
                                        Hong Kong     San Francisco
                                        London        Shanghai
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
Manor Care, Inc.                        Moscow        Tokyo
333 N. Summit Street                    New Jersey    Washington, D.C.
Toledo, Ohio  43604-2617




Re: Registration Statement for $400,000,000 Aggregate Principal Amount of 2.125% Convertible Senior Notes due 2035 and Related Guarantees and 10,726,720 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as special counsel to Manor Care, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration for resale of $400,000,000 aggregate principal amount of 2.125% Convertible Senior Notes due 2035 by the holders thereof (the "NOTES"), the guarantees of the Notes (the "GUARANTEES") by the guarantors listed on Schedule 1 attached hereto (the "GUARANTORS"), and 10,726,720 shares of common stock, par value $0.01 per share (the "COMMON STOCK"), issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the "ACT"), by the Company and the Guarantors, pursuant to a registration statement on Form S-3 under the Act filed with the Securities and Exchange Commission (the "COMMISSION") on October 18, 2005, as may be amended from time to time (the "REGISTRATION STATEMENT"). The Notes and the Guarantees have been issued under an Indenture, dated as of August 1, 2005 (the "INDENTURE"), among the Company, the Guarantors and Wachovia Bank, National Association, as trustee (the "TRUSTEE"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Notes and the validity of the Common Stock.

         As such counsel we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

         We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the Guarantees are addressed in the opinion of R.



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OCTOBER 18, 2005
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(LATHAM & WATKINS LLP LOGO)

Jeffrey Bixler, Esq. of even date herewith, which has been provided separately, and we express no opinion with respect to those matters.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         (1) The Notes have been duly authorized by all necessary corporate action of the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (2) When certificates (in the form of the specimen certificates examined by us) representing the shares of Common Stock initially reserved for issuance upon conversion of the Notes have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, and have been delivered against surrender of the converted Notes in accordance with the Indenture, the issuance and sale of such Common Stock will have been duly authorized by all necessary corporate action of the Company, and the Common Stock so issued will be validly issued, fully paid and nonassessable.

         The opinion rendered in paragraph (1) above, relating to the enforceability of the Notes is subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion concerning the enforceability of any provision to the effect that a guarantor is liable as a primary obligor and not merely as a surety.

         With your consent, we have assumed (a) that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, enforceable against it in accordance with its terms, and (b) that the status of the Indenture, the Notes and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations or court or governmental orders; or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

         This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Validity of Securities." In giving such consent, we do not thereby admit that we are in the


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OCTOBER 18, 2005
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(LATHAM & WATKINS LLP LOGO)


category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.




                                           Very truly yours,


                                           /s/ LATHAM & WATKINS LLP

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                                   SCHEDULE 1
                                   GUARANTORS

AMERICAN HOSPITAL BUILDING CORPORATION
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
ANCILLARY SERVICES MANAGEMENT, INC.
BAILY NURSING HOME, INC.
BIRCHWOOD MANOR, INC.
BLUE RIDGE REHABILITATION SERVICES, INC.
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FOUR SEASONS NURSING CENTERS, INC.
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HCR HOME HEALTH CARE AND HOSPICE, INC.
HCR INFORMATION CORPORATION
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
HCR MANOR CARE SERVICES, INC. (F/K/A HEARTLAND CAREPARTNERS, INC.) HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCR REHABILITATION CORP.
HCRA OF TEXAS, INC.
HCRC INC.
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND INFORMATION SERVICES, INC.
         (F/K/A HEARTLAND MEDICAL INFORMATION SERVICES, INC.)
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND REHABILITATION SERVICES, INC.
HEARTLAND SERVICES CORP.
HEARTLAND THERAPY PROVIDER NETWORK, INC.


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HERBERT LASKIN, RPT - JOHN MCKENZIE, RPT PHYSICAL THERAPY
         PROFESSIONAL ASSOCIATES, INC.
HGCC OF ALLENTOWN, INC.
IN HOME HEALTH, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC. LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC. LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC. LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC. LINCOLN HEALTH CARE, INC.
MANOR CARE AVIATION, INC.
MANOR CARE OF AKRON, INC.
MANOR CARE OF AMERICA, INC
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.
MANOR CARE OF CANTON, INC.
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF HINSDALE, INC.
MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.
MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC
MANOR CARE OF NORTH OLMSTED, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE SUPPLY COMPANY
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MANORCARE HEALTH SERVICES, INC.
MARINA VIEW MANOR, INC.

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MEDI-SPEECH SERVICE, INC.
MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.
MILESTONE HEALTH SYSTEMS, INC.
MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
MNR FINANCE CORP.
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC
PNEUMATIC CONCRETE, INC.
PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REHABILITATION ASSOCIATES, INC.
REHABILITATION SERVICES OF ROANOKE, INC.
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.
ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SILVER SPRING - WHEATON NURSING HOME, INC.
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
THE NIGHTINGALE NURSING HOME, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.
COLEWOOD LIMITED PARTNERSHIP
HEARTLAND CARE, LLC
HEARTLAND EMPLOYMENT SERVICES, LLC
ANCILLARY SERVICES, LLC
BOOTH LIMITED PARTNERSHIP
ANNANDALE ARDEN, LLC
BAINBRIDGE ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
COLONIE ARDEN, LLC
CRESTVIEW HILLS, LLC
FIRST LOUISVILLE ARDEN, LLC
GENEVA ARDEN, LLC
HANOVER ARDEN, LLC


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JEFFERSON ARDEN, LLC
KENWOOD ARDEN, LLC
LIVONIA ARDEN, LLC
MEMPHIS ARDEN, LLC
NAPA ARDEN, LLC
ROANOKE ARDEN, LLC
SAN ANTONIO ARDEN, LLC
SILVER SPRING ARDEN, LLC
SUSQUEHANNA ARDEN LLC
TAMPA ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WILLIAMSVILLE ARDEN, LLC
BATH ARDEN, LLC
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
FRESNO ARDEN, LLC
TUSCAWILLA ARDEN, LLC